Exhibit 10.2

LETTER AGREEMENT

In consideration of the execution by both parties of the Settlement Agreement and Release between Semtech and Royal signed simultaneously with this letter agreement (the “Settlement Agreement”), and notwithstanding Section 7.2 of the Settlement Agreement, in consideration of the mutual promises, covenants, obligations, agreements, and other undertakings set forth in the Settlement Agreement), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree by and among themselves, each with the other, as follows in this letter agreement (the “Letter Agreement”).

In the event that Semtech does not make the Continuous Injury Election (as defined in the Settlement Agreement), Semtech represents, agrees, and warrants that in the Coverage Action against NUFIC it will not seek recovery of damages occurring because of property damage during the period covered by the Royal Policies (as defined in the Settlement Agreement and will seek only the aggregate proportional share of the total contractual liability described in Section 3.2 of the Settlement Agreement). Semtech represents, agrees, and warrants that in the Coverage Action it will not seek recovery of (1) any such damages relating to server replacement program during the period to which the Royal Policies apply or (2) any such damages relating to “indirect costs” described in Deposition Exhibit 24 that took place during the period covered by the Royal Policies. Provided, however, in the event that Semtech does not make the Continuous Injury Election, Semtech may introduce into evidence the testimony of Michael Dunbar, including the portion of the report from Mr. Dunbar which references the amount of actual property damages which occurred during the period covered by the Royal policy (Deposition Exhibit 397), for the purpose of illustrating NUFIC’s proportional share of total damages, that Royal paid its proportional share of damages and/or of recovering damages against NUFIC which occurred because of property damage during the period covered by the NUFIC Policies (as defined in the Settlement Agreement).

In the event that Semtech does not make the Continuous Injury Election, Semtech represents, agrees and warrants that such contentions and proposed evidence, as agreed above, will be set forth in the Pre-Trial Order filed in connection with the Coverage Action. The Pre-Trial Order shall include the following:

(1) “Semtech does not seek recovery of damages from NUFIC occurring because of property damage during the period covered by the Royal Policies.”

(2) “Semtech seeks recovery of damages from NUFIC only for damages occurring because of property damage during the periods covered by the NUFIC policies.”

(3) “Semtech may introduce into evidence the testimony of Michael Dunbar, including the report from Mr. Dunbar (Deposition Exhibit 397), for the purpose of illustrating NUFIC’s proportional share of total damages, showing that Royal paid its proportional share of damages and/or recovering damages against NUFIC which occurred because of property damage during the period covered by the NUFIC Policies.”

At least three days before submitting its proposed contentions and evidence for the pre-trial order, Semtech shall provide to Royal a copy of its proposed contentions and evidence and secure Royal’s consent to the submission of its proposed contentions and evidence, such consent not to be unreasonably withheld. Semtech shall provide promptly a copy of the final pre-trial order to the undersigned counsel for Royal.

Nothing in this letter agreement shall prevent Semtech from (1) introducing other evidence minimizing the amount of damages occurring during the period covered by the Royal Policies to counter evidence presented by NUFIC, or (2) utilizing the presumptions provided under Isaacson and its progeny. Moreover, Semtech shall not be obligated to present any evidence of damages because of property damage that occurred during the period covered by the Royal Policies if it deems that not to be desired for its case in chief against NUFIC.

If Semtech breaches any of the agreements, representations or warranties set out in this letter and if NUFIC brings a claim against Royal for subrogation, indemnity or contribution relating to or arising out of the Insurance Claim or Coverage Action relating to such breach, Semtech agrees to defend Royal (i.e., pay attorneys’ fees and costs), hold it harmless and indemnify it from all damages, expenses, costs and attorneys fees relating to such breach.

This Letter Agreement is a written amendment of the Settlement Agreement pursuant to Section 7.10 of the Settlement Agreement.

This Letter Agreement, the Settlement Agreement, and the attachments incorporated therein contain the entire agreement between and among the Parties relating to the Insurance

Claim and the Coverage Action (such terms being defined in the Settlement Agreement), and all prior agreements, understandings, representations and statements, oral or written, relating to those matters are merged together into the Letter Agreement and the Settlement Agreement.

APPROVED AND AGREED TO:

SEMTECH CORPORATION

Dated: July 14, 2005	By:	/s/ David G. Franz, Jr.
	Its:	VP, CFO

ROYAL INDEMNITY COMPANY AS SUCCESSOR TO ROYAL INSURANCE COMPANY OF AMERICA

Dated: July 14, 2005	By:	/s/ Ronald O’Connor
	Its:	Representative